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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

         We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report, dated December 18, 2002, to the Boards of Trustees and Shareholders of Schroder Capital Funds (Delaware) and Schroder Series Trust relating to the financial statements and financial highlights of Schroder Emerging Markets Fund, Schroder International Fund, Schroder Ultra Fund, Schroder U.S. Large Cap Equity Fund, Schroder U.S. Opportunities Fund, Schroder MidCap Value Fund and Schroder Small Capitalization Value Fund, which appears in the October 31, 2002 Annual Report of Schroder Capital Funds (Delaware) and Schroder Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
February 27, 2003